Exhibit 99.1

Rex Energy Corporation Announces Offer to Exchange Outstanding 8.875% Senior Notes due 2020 and 6.250% Senior Notes due 2022 for New 10.00% Senior Secured Second Lien Notes due 2020 and Shares of Common Stock

STATE COLLEGE, Pa., February 3, 2016 – Rex Energy Corporation (the “Company”) (Nasdaq: REXX) announced today the commencement of an exchange offer and consent solicitation related to the Company’s outstanding 8.875% Senior Notes due 2020 (the “2020 Notes”) and 6.250% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Existing Notes”). The Company is offering to exchange (the “Exchange Offer”) any and all of the Existing Notes held by eligible holders for up to (i) $480,000,000 aggregate principal amount of the Company’s new 10.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”) and (ii) 10,125,000 shares of the Company’s common stock (the “Shares”), upon the terms and subject to the conditions set forth in the Company’s Confidential Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal, each dated February 3, 2016. Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from eligible holders to proposed amendments to the indentures governing the Existing Notes that would eliminate or modify certain restrictive covenants and modify certain defined terms. No consideration is being paid to holders of Existing Notes in connection with the Consent Solicitation. The aggregate principal amount of the Existing Notes outstanding as of February 3, 2016 is $675.0 million.

The Exchange Offer and Consent Solicitation will expire at 9:00 a.m., New York City time, on March 3, 2016 (such date and time, the “Expiration Time”), unless earlier extended or terminated by the Company. In order to be eligible to receive the total exchange amount, including the early tender premium, Eligible Holders (as defined below) of Existing Notes must tender their Existing Notes prior to 5:00 p.m., New York City time, on February 17, 2016 (such date and time, the “Early Tender Deadline”), unless such deadline is extended by the Company.

			Principal Amount of New Notes(1)
Securities	CUSIP Number/ISIN	Principal Amount Outstanding	Exchange Consideration	Early Tender Premium	Total Exchange Consideration(2)(3)
8.875% Senior Notes due 2020	761565 AB6/ US761565AB68	$350,000,000	$ 690 and 15 shares of common stock	$50	$ 740 and 15 shares of common stock
6.250% Senior Notes due 2022	761565 AD2/ US761565AD25	$325,000,000	$ 590 and 15 shares of common stock	$50	$ 640 and 15 shares of common stock
(1)	For each $1,000 principal amount of Existing Notes and excluding accrued and unpaid interest, which will be paid in additional New Notes in addition to the Exchange Consideration or Total Total Exchange Consideration, as appropriate.
(2)	Includes Early Tender Premium.

In exchange for each $1,000 principal amount of the 2020 Notes that are validly tendered at or before the Early Tender Deadline (and not validly withdrawn) and accepted for exchange by us, Eligible Holders will receive the total exchange consideration listed in the table above (the “Total Exchange Consideration”), which consists of $740 in principal amount of the New Notes and 15 shares of common stock. In exchange for each $1,000 principal amount of the 2022 Notes that are validly tendered at or before the Early Tender Deadline (and not validly withdrawn) and are accepted for exchange by us, Eligible Holders will receive the Total Exchange Consideration listed in the table above, which consists of $640 in principal amount of the New Notes and 15 Shares. The Total Exchange Consideration includes the early tender premium, which consists of $50 in principal amount of the New Notes (the “Early Tender Premium”). For each $1,000 principal amount of the Existing Notes that are validly tendered after the Early Tender Deadline but at or before the Expiration Time (and not validly withdrawn) that is accepted for exchange, Eligible Holders will receive only the applicable exchange consideration which is equal to the applicable Total Exchange Consideration less the Early Tender Premium listed in the table above. In addition to the New Notes, we will pay accrued and unpaid interest on Existing Notes accepted in the Exchange Offer from the last interest payment date applicable to such series of Existing Notes to, but not including, the Settlement Date (as defined below) for the Exchange Offer. The amount of accrued interest will be paid in the form of an equal principal amount of New Notes. Interest on New Notes will accrue from the date of first issuance of the New Notes. The first three semiannual interest payments can be made at the Company’s option in whole or in part as a payment in kind in additional New Notes with any such in kind payments calculated at a 12% annual interest rate.

The Exchange Offer will expire at 9:00 a.m. New York City time, on March 3, 2016, unless extended by the Company (the “Expiration Date”). The settlement date will occur promptly after the Expiration Date and is expected to occur on March 3, 2016 (the “Settlement Date”), subject to all conditions to the Exchange Offer and Consent Solicitation having been satisfied or waived by the Company. Tenders of Existing Notes pursuant to the Exchange Offer may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on February 17, 2016, but not thereafter unless extended by us or required by law.

The New Notes will be initially secured by second-priority liens on substantially all of the Company’s and any subsidiary guarantors’ assets. The liens securing the New Notes and the related subsidiary guarantees will be contractually subordinated to the liens on such assets securing the Company’s revolving credit facility (the “Senior Credit Facility”) and certain hedging and bank product obligations permitted thereunder, to the extent of the value of the collateral securing such indebtedness, pursuant to the terms of an intercreditor agreement. Any Existing Notes that remain outstanding following the Exchange Offer will be effectively subordinated to the New Notes, as well as the obligations under the Senior Credit Facility and any other secured indebtedness, in each case to the extent of the value of the collateral securing such obligations. The New Notes will rank senior in right of payment to any of our future subordinated indebtedness. The New Notes will initially be fully and unconditionally guaranteed by all of the restricted subsidiaries of the Company. Any restricted subsidiary of the Company formed after the initial issuance date of the New Notes that guarantees any of the Company’s or another subsidiary guarantor’s indebtedness under the Company’s or another subsidiary guarantor’s credit facility will also guarantee the New Notes.

The Exchange Offer and Consent Solicitation is subject to the satisfaction or waiver of certain conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, including (i) entry into a security agreement and related intercreditor agreement whereby the New Notes and related subsidiary guarantees will be secured by a second priority lien on the collateral securing such obligations and (ii) certain general conditions. The Company may, at its option and in its sole discretion, waive any of the general conditions to the Exchange Offer and Consent Solicitation. The Company may also terminate, amend or extend the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation is only made, and the Confidential Offering Memorandum and Consent Solicitation Statement and other documents relating to the Exchange Offer and Consent Solicitation will only be distributed to, holders who complete and return an eligibility form confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act (such persons, “Eligible Holders”). Holders who desire to obtain and complete an eligibility form should contact the information agent for the Exchange Offer and Consent Solicitation, D.F. King & Co., Inc., toll-free at (866) 387-9392 or (212) 269-5550 (for banks and brokers), or via the following website: www.dfking.com/rexx.

The Company is making the Exchange Offer and Consent Solicitation only to Eligible Holders through, and pursuant to, the terms of the Confidential Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal. None of Company, the dealer managers, the information agent, the exchange agent, the trustee with respect to the Existing Notes or the trustee with respect to the New Notes or any affiliate of them makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all or any portion of the principal amount of such Eligible Holder’s Existing Notes for New Notes and Shares in the Exchange Offer. Eligible Holders must make their own decision as to whether to tender Existing Notes in the Exchange Offer and, if so, the principal amount of Existing Notes to tender. The Exchange Offer and Consent Solicitation is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The New Notes and Shares to be offered have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties, such as financial market conditions, changes in commodities prices and the other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Rex Energy has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

Contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com